UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2007
Date of Report (Date of the earliest event reported)

Keystone Consolidated Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3919	37-0364250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1740, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 458-0028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

As previously reported, Keystone Consolidated Industries, Inc. (the “Company”) and certain of its wholly-owned subsidiaries emerged from bankruptcy protection on August 31, 2005.  However, before the bankruptcy can be completely closed, all claims must be adjudicated.  During September 2007, the final pending claim against Sherman Wire Company (“SWC”), one of our wholly-owned subsidiaries involved in the bankruptcy proceeding, was adjudicated.  As a result, on September 28, 2007, the Company distributed approximately $3.7 million in cash to SWC’s pre-petition unsecured creditors as payment in full for 100% of their allowed claims.  Prior to this distribution, SWC had recorded $12.7 million related to these allowed claims.  As a result of this payment, the Company expects to recognize a pre-tax gain of approximately $9.0 million on cancellation of debt in the third quarter of 2007.

Another claim remains pending against the Company, and therefore the bankruptcy is still not completely closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
(Registrant)

By:          /s/ Bert E. Downing, Jr.
Bert E. Downing, Jr.
Vice President, Chief Financial Officer, Corporate Controller and Treasurer

Date:  October 1, 2007